                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         PECO Energy Capital Trust I
              ------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                Delaware                                 51-0369609
----------------------------------------     ---------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)     (IRS EMPLOYER IDENTIFICATION NO.)


c/o PNC Bank, Delaware
222 Delaware Avenue
Wilmington, DE                                           19801
----------------------------------------     ---------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered
     -------------------           ------------------------------
Preferred Trust Receipts,          New York Stock Exchange
each representing a ____%
Cumulative Monthly Income
Preferred Security, Series B
of PECO Energy Capital, L.P.





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this Item 1 is incorporated by reference to Registration Statement Nos. 33-60859 and 33-60859-01 (the "Registration Statement"), filed on July 5, 1995 with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended by an Amendment No. 1 filed with the SEC on October 24, 1995. Copies of the Offering Circular/Prospectus describing the securities have been filed with the Registration Statement and Amendment No. 1 thereto under the Securities Act of 1933 and, along with any further amendments which shall be filed, shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


ITEM 2.  EXHIBITS.

EXHIBIT NO.
-----------
1-1      Amendment No. 1 to Registration Statement Nos. 33-60859 and
         33-60859-01 (incorporated by reference).

4-1      Certificate of Limited Partnership of PECO Energy Capital, L.P.
         (incorporated by reference to Registration Statement Nos. 33-53785 and 33-53785-01).

4-2      Amended and Restated Limited Partnership Agreement of PECO Energy
         Capital, L.P. (incorporated by reference to Exhibit 10-7 of PECO
         Energy Company's 1994 Annual Report on Form 10-K, File No. 1-1401).

4-3      Form of Action of General Partner creating ____% Cumulative Monthly
         Income Preferred Securities, Series B of PECO Energy Capital, L.P.
         (incorporated by reference to Amendment No. 1 to Registration
         Statement Nos. 33-60859 and 33-60859-01).

4-4      Amendment to the Amended and Restated Limited Partnership Agreement of
         PECO Energy Capital, L.P. (incorporated by reference to Amendment No.
         1 to Registration Statement Nos. 33-60859 and 33-60859-01).

4-5      Trust Agreement, dated as of October 20, 1995, among PECO Energy
         Capital, L.P., PNC Bank, Delaware as Trustee and PECO Energy Capital
         Corp. (incorporated by reference to Amendment No. 1 to Registration
         Statement Nos. 33-60859 and 33-60859-01).

4-6      Form of Amended and Restated Trust Agreement, dated as of ___________,
         1995, among PECO Energy Capital, L.P., PNC Bank, Delaware, as Trustee and PECO Energy Capital Corp. (incorporated by reference to Amendment
         No. 1 to Registration Statement Nos. 33-60859 and 33-60859-01).

5-1      Form of Preferred Trust Receipt (included in Exhibit 4-6 above).

5-2      Form of Series B Preferred Security (included in Exhibit
         4-2 above).




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                                   SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               PECO Energy Capital Trust I
                                               By:  PECO Energy Capital, L.P.,
                                               By:  PECO Energy Capital Corp.,
                                                    its general partner


                                               /s/ J. Barry Mitchell
                                               -------------------------------
                                               By:  J. Barry Mitchell
                                                        President



Dated:    October 30, 1995





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